UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 25, 2006
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-16741	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant’s Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 25, 2006, Comstock Resources, Inc. (“Comstock”), entered into a stock purchase agreement with Bois d’Arc Energy, Inc. (“Bois d’Arc”) to acquire 2,250,000 shares of Bois d’Arc common stock through a private placement transaction. The price for these shares is $15.94, which was the closing market price of Bois d’Arc common stock on the New York Stock Exchange on August 25, 2006. The transaction is expected to close on August 31, 2006 and will be funded with borrowings under Comstock’s bank credit facility. Subsequent to the sale, Comstock will own 32,185,761 shares of Bois d’Arc’s common stock, which represents 49.4% of the basic shares outstanding and 48.5% of the total shares eligible to vote.
A copy of the press release announcing this transaction is included as Exhibit 99.1.
Item 9.01. Exhibits
     c) Exhibits. The following exhibits are filed with this document:

Exhibit Number	Document
2.1	Stock Purchase Agreement dated August 25, 2006
99.1	Press Release Dated August 28, 2006 announcing the transaction

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: August 28, 2006	By:	/s/ M. Jay Allison
M. Jay Allison
President and Chief Executive Officer

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